EXHIBIT 21
SUBSIDIARIES OF CINEMARK USA, INC.
UNITED STATES
Cinemark, L.L.C., a Texas limited liability company
Sunnymead Cinema Corp., a California corporation
Trans Texas Cinema, Inc., a Texas corporation
Cinemark Properties, Inc., a Texas corporation
Greeley Holdings, Inc., a Texas corporation
Greeley, Ltd., a Texas limited partnership
Cinemark Concessions, L.L.C., a Florida limited liability company
Cinemark International, L.L.C., a Texas limited liability company
Cinemark Mexico (USA), Inc., a Delaware corporation
Cinemark Leasing Company, a Texas corporation
Cinemark Partners I, Inc., a Texas corporation
Cinemark Partners II, Ltd., a Texas limited partnership
Cinemark Investments Corporation, a Delaware corporation
Multiplex Properties, Inc., a Delaware corporation
Multiplex Services, Inc., a Texas corporation
Canada Theatre Holdings, Inc., a Delaware corporation
CNMK Brazil Investments, Inc., a Delaware corporation
CNMK Investments, Inc., a Delaware corporation
CNMK Texas Properties, L.L.C.., a Texas corporation
Brainerd Cinema, Ltd., a Texas limited partnership
Laredo Theatre, Ltd., a Texas limited partnership
Brasil Holdings, L.L.C., a Delaware limited liability company
Cinemark Media, Inc., a Delaware corporation
Century Theatres, Inc., a California corporation
NBE, Inc., a California corporation
Marin Theatre Management, L.L.C., a California limited liability company
Century Theatres NG, L.L.C., a California limited liability company
CineArts, L.L.C., a California limited liability company
CineArts of Sacramento, L.L.C., a California limited liability company
Corte Madera Theatres, L.L.C., a California limited liability company
Novato Theatres, L.L.C., a California limited liability company
San Rafael Theatres, L.L.C., a California limited liability company
Northbay Theatres, L.L.C., a California limited liability company
Century Theatres Summit Sierra, L.L.C., a California limited liability company
Century Theatres Seattle, L.L.C., a California limited liability company
ARGENTINA
Cinemark Argentina, S.R.L., an Argentine limited liability company
Prodecine S.R.L., an Argentine limited liability company
Bulnes 2215, S.R.L., an Argentine limited liability company
BRAZIL
Cinemark Brasil S.A., a Brazilian corporation
Adamark S.A., a Brazilian corporation
Cinemark SP, Inc., a Cayman corporation
GCC/Hoyts Brazil Holdings, Inc., a Cayman corporation
General Cinema do Brasil Ltda., a Brazilian limited partnership

CANADA
Cinemark Theatres Canada, Inc., a New Brunswick corporation
Cinemark Holdings Canada, Inc., an Ontario corporation
Century Theatres of Canada, ULC, a Canadian corporation
CENTRAL AMERICA
Cinemark Panama, S.A., a Panamanian joint stock company
Cinemark Equity Holdings Corporation, a British Virgin Islands corporation
Cinemark Costa Rica, S.R.L., a Costa Rican limited liability company
Cinemark El Salvador, Ltda de C.V., an El Salvadorian limited liability company
Cinemark Nicaragua y Cia, Ltda., a Nicaraguan limited liability company
Cinemark Honduras S. de R.L., a Honduran limited liability company
Cinemark Guatemala Ltda., a Guatemalan limited company
CHILE
Cinemark Chile S.A., a Chilean corporation
Inversiones Cinemark, S.A., a Chilean corporation
Worldwide Invest, Inc., a British Virgin Islands corporation
COLOMBIA
Cinemark Colombia S.A., a Colombian corporation
ECUADOR
Cinemark del Ecuador S.A., an Ecuadorian corporation
MEXICO
Cinemark Holdings Mexico S. de R.L. de C.V., a Mexican limited liability company
Cinemark de Mexico, S.A. de C.V., a Mexican corporation
Servicios Cinemark, S.A. de C.V., a Mexican corporation
Cinemark del Norte, S.A. de C.V., a Mexican corporation
Cinemark Plex S. de R.L. de C.V., a Mexican limited liability company
PERU
Cinemark del Peru S.R.L., a Peruvian limited liability company
SPAIN
Cinemark Holdings Spain, S.L., a Spanish limited liability company